Exhibit 99.1

Biocept Reports 2022 Financial Results

SAN DIEGO (April 17, 2023) – Biocept, Inc. (Nasdaq: BIOC), a leading provider of molecular diagnostic assays, products and services, reports financial results for the 12 months ended December 31, 2022 and provides a business update.

“I could not be prouder of my Biocept colleagues as together we have worked tirelessly to streamline operations, prioritize decisions to advance our corporate mission and carefully manage expenditures. We are more convinced than ever that our proprietary CNSide™ assay will improve the lives of patients with cancers that have metastasized to the central nervous system. To support this conviction, we have completed our evaluation of strategic alternatives and determined that the best course of action is for Biocept to further develop and commercialize this important asset while pursuing various options to extend our cash runway,” said Samuel D. Riccitelli, Biocept’s Chairman, and interim President and CEO.

“We’ve implemented cost-efficiency measures such as enhancing laboratory operations, reducing services from outside vendors and lowering headcount by more than 40% from our pre-COVID-19 testing level. Additionally, we will be requiring the majority of our academic center and hospital customers to enter into lab service agreements with us to maintain access to CNSide testing. We have started this process and expect full implementation over the next few months. We have also executed a few new regional in-network payor agreements that will allow for improved reimbursement for certain CNSide testing.

“We are pleased to have opened enrollment in our FORESEE clinical trial, with the goal of generating clinical utility evidence that will support the incorporation of CNSide into clinical care guidelines, which we believe will significantly broaden both physician and payor adoption,” he added. “We look forward to discussing our progress and providing updates on the FORESEE trial during a business update conference call planned for later this quarter.”

2022 Financial Results

Today Biocept filed with the Securities and Exchange Commission a Quarterly Report on Form 10-Q/A to amend previously filed financial statements for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022. The amendments are related to calculations for certain stock options and changes in payer class and implicit price concessions through the Company’s revenue recognition and account reconciliation process. The amendments resulted in a change to previously reported net revenues for the nine months ended September 30, 2022 of $9.4 million.

For 2022, Biocept is reporting net revenues of $25.9 million, compared with $61.1 million for 2021, with the decline due primarily to lower RT-PCR COVID-19 testing volume and changes in implicit price concessions due to payor class changes. The number of commercial accessions delivered for 2022 and 2021 were 294,182 and 532,520, respectively.

Cost of revenues for 2022 was $28.4 million, compared with $37.8 million for 2021, with the decrease primarily due to lower RT-PCR COVID-19 testing volume.

Research and development (R&D) expenses for 2022 were $6.2 million, compared with $5.0 million for 2021. R&D expenses in 2022 included costs associated with the FORESEE clinical trial including work performed by a contract research organization and an increase in materials and supplies.

General and administrative expenses for 2022 were $16.1 million, compared with $12.6 million for 2021. The increase was predominantly due to expenses related to separation agreements with former executive management, increases in audit and accounting fees and higher legal expenses.

Sales and marketing expenses for 2022 were $7.1 million, compared with $8.3 million for 2021, with the decrease primarily due to fewer sales representatives and lower commission expense.

Net loss attributable to common stockholders for 2022 was $32.1 million, or $1.89 per share, compared with a net loss attributable to common stockholders for 2021 of $2.8 million, or $0.19 per share.

Biocept reported cash of $12.9 million as of December 31, 2022, compared with $28.9 million as of December 31, 2021.

Conference Call

Biocept will provide advance notice of the business update call planned for later this quarter including date, time and participation instructions.

About Biocept

Biocept, Inc. develops and commercializes molecular diagnostic assays that provide physicians with clinically actionable information for treating and monitoring patients diagnosed with a variety of cancers. For more information, visit www.biocept.com. Follow Biocept on Facebook, LinkedIn, Twitter, and Instagram.

Forward-Looking Statements Disclaimer Statement

This news release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to be correct. Forward-looking statements are generally identifiable by the use of words like “will,” “expect,” “goal,” “objective,” “believe” or “intend” or the negative of these words or other variations on these words or comparable terminology. To the extent that statements in this news release are not strictly historical, including, without limitation, statements regarding our plan to implement lab service agreements with the majority of our academic and hospital customers, expected improved reimbursement for CNSide as a result of our regional in-network payor agreements, our strategy to generate evidence of CNSide’s clinical utility in support of adoption into clinical care guidelines and the broadening of both physician and payor adoption, are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risks and uncertainties, including that the results of the FORESEE clinical trial may not support the inclusion of CNSide in clinical care guidelines; Medicare and private payors may not provide coverage and reimbursement or may breach, rescind or modify their contracts or reimbursement policies or delay payments; our customers may choose not to enter into lab service agreements with us; risks related to our need for additional capital; and the risk that our products and services may not perform as expected. These and other factors are described in greater detail under the “Risk Factors” heading of our Annual Report on Form 10-K for the year ended December 31, 2022, which is being filed with the Securities and Exchange Commission (SEC) today. The effects of such risks and uncertainties could cause actual results to differ materially from the forward-looking statements contained in this news release. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law. Readers are advised to review our filings with the SEC at http://www.sec.gov/.

Investor & Media Contact:

LHA Investor Relations

Jody Cain

Jcain@lhai.com, (310) 691-7100

Biocept, Inc.

Balance Sheets

(in thousands, except share and per share data)

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash	$12,897	$28,864
Accounts receivable	2,151	13,786
Inventories, net	757	2,651
Prepaid expenses and other current assets	538	391

Total current assets	16,343	45,692
Fixed assets, net	2,572	2,401
Lease right-of-use asset - operating	8,486	9,026
Lease right-of-use assets - finance	3,086	2,842
Other non-current assets	386	456

Total assets	$30,873	$60,417

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,523	$7,246
Accrued liabilities	2,249	3,018
Current portion of lease liability - operating	518	426
Current portion of lease liabilities - finance	1,099	1,083
Supplier financing	117	—

Total current liabilities	5,506	11,773
Non-current portion of lease liability - operating	9,175	9,736
Non-current portion of lease liabilities - finance	1,200	1,428
Payor liability	6,132	—

Total liabilities	22,013	22,937
Commitments and contingencies (see Note 13)
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; 2,090 shares and 2,106 shares issued and outstanding at December 31, 2022 and 2021, respectively.	—	—
Common stock, $0.0001 par value, 150,000,000 shares authorized; 17,070,071 shares and 16,849,805 shares issued and outstanding at December 31, 2022 and 2021, respectively.	2	2
Additional paid-in capital	307,296	303,829
Accumulated deficit	(298,438)	(266,351)

Total stockholders’ equity	8,860	37,480

Total liabilities and stockholders’ equity	$30,873	$60,417

Biocept, Inc.
Statements of Operations
(in thousands, except shares and per share data)

	For the years ended
	December 31,
	2022	2021
Net revenues	$25,858	$61,249
Costs and expenses:
Cost of revenues	28,440	37,764
Research and development expenses	6,161	4,960
General and administrative expenses	16,113	12,614
Sales and marketing expenses	7,127	8,320

Total costs and expenses	57,841	63,658

Loss from operations	(31,983)	(2,409)
Other (expense):
Interest expense, net	(316)	(290)
Other income, net	87	—

Total other (expense):	(229)	(290)

Loss before income taxes	(32,212)	(2,699)
Income tax benefit (expense)	125	(125)

Net loss	(32,087)	(2,824)

Net loss attributable to common shareholders	$(32,087)	$(2,824)

Weighted-average shares outstanding used in computing net loss per share attributable to common shareholders:
Basic	16,953,812	14,775,805

Diluted	16,953,812	14,775,805

Net loss per common share:
Basic	$(1.89)	$(0.19)

Diluted	$(1.89)	$(0.19)

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